                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):
                                January 7, 1999



                      GLOBALSTAR TELECOMMUNICATIONS LIMITED
             (Exact name of registrant as specified in its charter)

Islands of Bermuda         0-25456                        13-3795510
(State or other            (Commission                 (IRS Employer
jurisdiction of            File Number)               Identification
incorporation)                                                Number

              Cedar House, 41 Cedar Avenue, Hamilton, Bermuda HM 12
               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:
                                 (441) 295-2244



                                GLOBALSTAR, L.P.
             (Exact name of registrant as specified in its charter)

Delaware                     333-25461                    13-3759824
(State or other            (Commission                 (IRS Employer
jurisdiction of            File Number)               Identification
incorporation)                                                Number

                  3200 Zanker Road, San Jose, California 95134
               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:
                                 (408) 933-4000

Item 5. Other Events.

         On January 7, 1999, Globalstar Telecommunications Limited ("GTL"), a general partner of Globalstar, L.P. ("Globalstar"), announced that it plans to sell $350 million of Convertible Preferred Stock in an offering exempt from registration. Loral Space & Communications Ltd., which owns, directly or indirectly, approximately 42% of Globalstar on a fully-diluted basis, expects to maintain its approximate ownership percentage by purchasing $150 million of the $350 million of Convertible Preferred Stock offered.

         GTL will apply the net proceeds of the offering to purchase Convertible Preferred Partnership Interests in Globalstar. Globalstar, in turn, will apply the proceeds from the sale of the Convertible Preferred Partnership Interests towards the continued construction and deployment of its worldwide, low-earth orbit satellite-based digital telecommunications system.

         As of December 31, 1998, Globalstar's budgeted expenditures for the design, construction and deployment of the Globalstar System to commence commercial service by September 1999, including working capital, cash interest on borrowings and operating expenses were approximately $3.3 billion. In addition to expenditures for operating costs, working capital and debt service, Globalstar anticipates additional expenditures on system software for the improvement of system functionality and the addition of new features beyond those planned for the commencement of commercial service and potential cost growth in ground segment costs as a result of additional scope and cost growth. Actual amounts may vary from these estimates and additional funds would be required in the event of unforeseen delays, cost overruns, launch failures, technological risks or adverse regulatory developments or to meet unanticipated expenses.

         In addition, Globalstar has agreed to purchase eight additional spare satellites and long-lead parts for four additional satellites from SS/L at an estimated cost of $151 million for which payment terms have not as yet been negotiated. It is anticipated that approximately $104 million of this amount will be expended by commencement of commercial service. Further, in order to accelerate the deployment of gateways around the world, Globalstar has agreed to finance approximately $80 million of the cost of up to 32 of the initial 38 gateways. The contract for the 38 gateways is approximately $345 million. In December 1997, Globalstar ordered 40,000 fixed access terminals from Ericsson for $84 million. Further, Globalstar has also agreed to finance approximately $67 million of the cost of handsets. Globalstar expects to recoup the amounts so financed following the acceptance by the service providers of the gateways, fixed access terminals and handsets.

         As of December 31, 1998 and after the estimated proceeds of the offering, Globalstar will have raised or received commitments for approximately $3.3 billion. Globalstar intends to raise the remaining funds required prior to the initiation of commercial service of approximately $575 million from a combination of sources including: high yield debt issuance (which may include an equity component), equity issuance, financial support from the Globalstar partners, projected service provider payments and anticipated payments from the sale of gateways and Globalstar subscriber terminals. Although Globalstar believes it will be able to obtain these additional funds, there can be no assurance that such funds will be available on favorable terms or on a timely basis, if at all. In addition, substantial additional financing will be required if there are delays in the commencement of commercial service and, in any event, after the commencement of commercial service and before positive cash flow is achieved. If Globalstar fails to commence commercial service as planned, technical or regulatory developments result in a need to modify the design of all or a portion of the Globalstar System, service provider agreements for additional territories are not entered into at the times or on the terms anticipated by Globalstar or other additional costs are incurred, the risk of which is substantial, additional capital will be required. A substantial shortfall in meeting its capital needs would adversely affect completion of the Globalstar System or delay full deployment of all Globalstar satellites. The ability of Globalstar to achieve positive cash flow will depend upon the successful and timely construction and deployment of the Globalstar System, the successful marketing of its services by service providers and the ability of the Globalstar System to successfully compete against other satellite-based telecommunications systems, as to which there can be no assurance.

         The press release of GTL dated January 7, 1999, a copy of which is attached hereto as Exhibit 99.1, is hereby incorporated by reference.

         This report contains forward-looking statements, including statements regarding schedules for future satellite launches, commencement of commercial service of the Globalstar system and additional financing. These forward-looking statements are based on a number of assumptions and actual results may be materially different from those expressed or implied by such statements. For a description of factors that may cause results for Globalstar to differ materially from those expressed or implied by such forward-looking statements, please consult the Securities and Exchange Act filings of Globalstar and GTL.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

                  (c)      Exhibits.

Exhibit 99.1 Press Release of Globalstar Telecommunications Limited dated January 7, 1999

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GLOBALSTAR TELECOMMUNICATIONS
                                             LIMITED
                                              (Registrant)


Date: January 8, 1999                       By: /s/ Eric J. Zahler
                                               --------------------------------
                                               Eric J. Zahler
                                               Vice President

                                            GLOBALSTAR, L.P.
                                            -----------------------------------
                                              (Registrant)

                                            By: Loral/QUALCOMM Satellite
                                                     Services, L.P.,
                                                     its General Partner

                                            By: Loral/QUALCOMM
                                                     Partnership, L.P.,
                                                     its General Partner

                                            By: Loral General Partner, Inc.
                                                     its General Partner

Date: January 8, 1999                       By: /s/ Eric J. Zahler
                                               --------------------------------
                                               Eric J. Zahler
                                               Vice President

                                  EXHIBIT INDEX


Exhibit                    Description

Exhibit 99.1 Press Release of Globalstar Telecommunications Limited dated January 7, 1999